Morgan Stanley Global Fixed Income
Opportunities Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Advanced Micro Devices
Inc.
Purchase/Trade Date:	 6/02/2014
Offering Price of Shares: $100.00
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund:
0.080
Percentage of Fund's Total Assets: 0.32
Brokers: J.P. Morgan, Bofa Merrill Lynch,
Barclays, Morgan Stanley, Wells Fargo
Securities, Deutsche Bank Securities
Purchased From:  JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Credit Suisse Group AG
Purchase/Trade Date:	 6/11/2014
Offering Price of Shares: $100.00
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.18
Brokers: Credit Suisse, Banca IMI, BBVA,
Credit Agricole CIB, HSBC, ING, RBC Capital
Markets, Santander, UniCredit Bank, Wells
Fargo Securities, ANZ, Barclays, BB Securities,
BMO Capital Markets, BNP PARIBAS, BNY
Mellon Capital Markets, LLC, Bradesco BBI,
Capital One Securities, Citigroup,
COMMERZBANK, Commonwealth Bank of
Australia, Danske Bank, DBS Bank Ltd.,
Espirito Santo Investment Bank, Fifth Third
Securities, Lloyds Bank, Millennium bcp,
Morgan Stanley, nabSecurities, LLC, Natixis,
Rabobank International, SEB, Standard
Chartered Bank, SunTrust Robinson Humphrey,
Swedbank AB, TD Securities, United Overseas
Bank Limited, US Bancorp
Purchased From:  Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Societe General Paris
Purchase/Trade Date:	 6/19/2014
Offering Price of Shares: $100.00
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.013
Percentage of Fund's Total Assets: 0.16
Brokers: Citgroup, Deutsche Bank Securities,
Morgan Stanley, Societe General, UBS
Investment Bank
Purchased From:  Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Infinity Acquisition LLC
Purchase/Trade Date:	 7/16/2014
Offering Price of Shares: $100.00
Total Amount of Offering: $185,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.135
Percentage of Fund's Total Assets: 0.19
Brokers: Bofa Merrill Lynch, Goldman Sachs &
Co., Credit Suisse, Deutsche Bank Securities,
Morgan Stanley, RBC Capital Markets,
Blackstone Capital Markets, KKR Capital
Markets, MCS Capital Markets
Purchased From:  Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 Synchrony Financial
Purchase/Trade Date:	 8/06/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund:
0.024
Percentage of Fund's Total Assets: 0.21
Brokers: Barclays, Bofa Merrill Lynch,
Citigroup, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., JP Morgan,
Morgan Stanley, BNP Paribas, HSBC, Mizuho
Securities, MUFG, RBC Capital Markets, RBS,
Santander, SMBC Nikko, Societe General,
Banca IMI, BBVA, Blaylock Beal Van, LLC,
CastleOak Securities L.P., Commerzbank,
Credit Agricole CIB, Fifth Third Securities,
ING, Lebenthal Capital Markets, Loop Capital
Markets, Mischler Financial Group, Inc.,
Ramirez & Co., Inc., The Williams Capital
Group, L.P.
Purchased From:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Obrigacoes Do Tesouro
Purchase/Trade Date:	 9/3/2014
Offering Price of Shares: EUR99.470
Total Amount of Offering: EUR3,500,000,000
Amount Purchased by Fund: $210,000
Percentage of Offering Purchased by Fund:
0.006
Percentage of Fund's Total Assets: 0.18
Brokers: Caixa - Banco de Investimento,
Danske Bank, Morgan Stanley, Credit Agricole,
Deutsche Bank, Nomura, Santander Global
Banking and Markets, Barclays, Banco Bilbao
Vizcaya Argentaria, BNP Paribas, Citigroup,
Commerzbank, Credit Suisse, Goldman Sachs
International Bank, ING, Jefferies International,
Novo Banco, Societe Generale CIB
Purchased From:  Caylon Corp & Investment
Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Mexichem SAB DeCV
Purchase/Trade Date:	 9/09/2014
Offering Price of Shares: $99.150
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund:
0.040
Percentage of Fund's Total Assets: 0.20
Brokers: BBVA, JP Morgan, Morgan Stanley,
Santander, Casa de Bolsa BX
Purchased From:  JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 HSBC Holdings PLC
Purchase/Trade Date:	 9/10/2014
Offering Price of Shares: $100.00
Total Amount of Offering: $2,250,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.11
Brokers: HSBC Securities (USA) Inc., BNP
Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, RBS Securities Inc.,
Santander Investment Securities Inc., Wells
Fargo Securities, LLC, BMO Capital Markets
Corp., CIBC World Markets Corp., Citigroup
Global Markets Inc., Merrill Lynch Pierce
Fenner & Smith Inc., Morgan Stanley & Co.
LLC, Scotia Capital (USA) Inc., TD Securities
(USA) LLC
Purchased From:  HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 Ensco PLC
Purchase/Trade Date:	 9/24/2014
Offering Price of Shares: $99.560
Total Amount of Offering: $625,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.040
Percentage of Fund's Total Assets: 0.17
Brokers: Citigroup, Deutsche Bank Securities,
Bofa Merrill Lynch, DNB Markets, Goldman
Sachs, HSBC, Wells Fargo Securities, BNP
Paribas, MUFG, Mizuho Securities, Standard
Chartered Bank, Morgan Stanley, ANZ
Securities, Credit Suisse
Purchased From:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Lloyds Banking Group
PLC
Purchase/Trade Date:	 10/29/2014
Offering Price of Shares: $99.435
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund:
0.073
Percentage of Fund's Total Assets: 0.38
Brokers: Citigroup, Goldman Sachs & Co., JP
Morgan, Lloyds Securities, Morgan Stanley,
Nomura
Purchased From:  JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.